Exhibit 99.1

Qualys Announces Third Quarter 2020 Financial Results

Revenue Growth of 13% Year-Over-Year

GAAP EPS: $0.56; Non-GAAP EPS: $0.77

Raises 2020 Revenue Guidance to $362.4-$363.0 million

Raises 2020 GAAP EPS Guidance to $2.04-$2.06

Raises 2020 Non-GAAP EPS Guidance to $2.85-$2.87

Foster City, Calif., – November 4, 2020 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the third quarter ended September 30, 2020. For the quarter, the Company reported revenues of $93.1 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $22.7 million, non-GAAP net income of $31.4 million, Adjusted EBITDA of $45.1 million, GAAP net income per diluted share of $0.56, and non-GAAP net income per diluted share of $0.77.

“Joo Mi and I are pleased to report another strong quarter with increased adoption of our Vulnerability Management, Detection and Response (VMDR®) application and continued growth in Qualys Cloud Agent subscriptions with approximately 50 million agents purchased. We have also seen significant early adoption of our new Patch Management application and are excited about the recent introduction of our Multi-Vector EDR solution, both of which are natively integrated into our cloud platform,” said Philippe Courtot, chairman and CEO of Qualys. “We are now in a unique position to enable our customers to consolidate their IT, security and compliance stack, while drastically reducing their total cost of ownership. In addition, with our integrated and always up-to-date Global IT Asset Inventory application, customers can now regain full visibility across their entire hybrid environment, which is critical as they simply cannot effectively secure what they do not know or see.”

Fourth Quarter 2020 Product Highlights

Looking ahead, we are enthused about the additional solutions that we plan to introduce soon:

•	Container Runtime Security, which provides runtime defense and protection capabilities for containerized applications.

•	Additional Detection and Response offerings (DRs) such as SaaS DR, Cloud DR and Mobile DR.

•	Granular Access Control module, an extension to our Global IT Asset Inventory application.

•	Multi-Vector EDR will be available for Linux environments. In addition, an Endpoint Protection Platform (EPP) extension to our Multi-Vector EDR solution will be available in Q1 2021.

•

Major update to our passive scanning capabilities that will significantly expand our coverage of Industrial Control Systems (ICS) / Operational Technology (OT) as well as IoT (Internet of Things) devices.

•

Data Lake / Analytics / SIEM or what is now called XDR platform, which seamlessly integrates all our current and forthcoming detection and response solutions or DRs, has now entered beta with 10 design partners, and we are planning for it to go live by the end of Q1 2021.

Today, we have a strong base of engineering talent in Pune with over 900 employees located there, helping us drive these new initiatives that open significant incremental market opportunities. Finally, we are also building a marketing platform that, combined with increased investment in sales management and capacity, will drive incremental future profitable growth.

We invite you to register for our forthcoming security conference QSC, where we will showcase all of these new solutions. You can access the agenda and register for the conference at www.qualys.com/qsc/2020/virtual/. Replays of the sessions will be available on-demand at the end of the day.

Third Quarter 2020 Financial Highlights

Revenues: Revenues for the third quarter of 2020 increased by 13% to $93.1 million compared to $82.7 million for the same quarter in 2019.

Gross Profit: GAAP gross profit for the third quarter of 2020 increased by 11% to $72.5 million compared to $65.6 million for the same quarter in 2019. GAAP gross margin was 78% for the third quarter of 2020 compared to 79% for the same quarter in 2019. Non-GAAP gross profit for the third quarter of 2020 increased by 11% to $74.8 million compared to $67.6 million for the same quarter in 2019. Non-GAAP gross margin was 80% for the third quarter of 2020 compared to 82% for the same quarter in 2019.

Operating Income: GAAP operating income for the third quarter of 2020 increased by 17% to $26.3 million compared to $22.5 million for the same quarter in 2019. As a percentage of revenues, GAAP operating income was 28% for the third quarter of 2020 compared to 27% for the same quarter in 2019. Non-GAAP operating income for the third quarter of 2020 increased by 18% to $38.4 million compared to $32.5 million for the same quarter in 2019. As a percentage of revenues, non-GAAP operating income was 41% for the third quarter of 2020 compared to 39% for the same quarter in 2019.

Net Income: GAAP net income for the third quarter of 2020 was $22.7 million, or $0.56 per diluted share, compared to $19.2 million, or $0.47 per diluted share, for the same quarter in 2019. As a percentage of revenues, GAAP net income was 24% for the third quarter of 2020 compared to 23% for the same quarter in 2019. Non-GAAP net income for the third quarter of 2020 was $31.4 million, or $0.77 per diluted share, compared to non-GAAP net income of $26.7 million, or $0.65 per diluted share, for the same quarter in 2019. As a percentage of revenues, non-GAAP net income was 34% for the third quarter of 2020 compared to 32% for the same quarter in 2019.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2020 increased by 17% to $45.1 million compared to $38.6 million for the same quarter in 2019. As a percentage of revenues, Adjusted EBITDA was 48% for the third quarter of 2020 compared to 47% for the same quarter in 2019.

Operating Cash Flow: Operating cash flow for the third quarter of 2020 increased by 31% to $59.6 million compared to $45.7 million for the same quarter in 2019. As a percentage of revenues, operating cash flow was 64% for the third quarter of 2020 compared to 55% for the same quarter in 2019.

Third Quarter 2020 Business Highlights

•

Announced general availability of Qualys Multi-Vector EDR. Qualys Multi-Vector EDR leverages the Qualys Cloud Platform and Qualys Cloud Agent to link vulnerability and visibility to EDR and provide context beyond the endpoints, which helps to reduce false positives for customers and streamline threat hunting.

•

Acquired software assets of Spell Security, bringing advanced endpoint behavior detection and additional telemetry to the Qualys Cloud Platform while strengthening Qualys’ security and threat research capabilities.

•

Partnered with Infosys, a global leader in next-generation digital services and consulting, to integrate Qualys VMDR and Multi-Vector EDR into its Cyber Next Platform, a managed security service offering.

•	Added Qualys VMDR to Deloitte Canada’s Cyber Risk Services offering.

•	Expanded partnership with Ivanti, integrating Ivanti Patch Management into the Qualys VMDR Platform to self-heal endpoints with one click.

•

Provided a comprehensive inventory sync with ServiceNow Service Graph and Configuration Management Database (CMDB) as part of the new Service Graph Connector Program, a new designation within the Technology Partner Program.

Financial Performance Outlook

Based on information as of today, November 4, 2020, Qualys is issuing the following financial guidance for the fourth quarter and full year fiscal 2020. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic.

Fourth Quarter 2020 Guidance: Management expects revenues for the fourth quarter of 2020 to be in the range of $94.2 million to $94.8 million, representing 11% to 12% growth over the same quarter in 2019. GAAP net income per diluted share is expected to be in the range of $0.39 to $0.41, which assumes an effective income tax rate of 24%. Non-GAAP net income per diluted share is expected to be in the range of $0.69 to $0.71, which assumes a non-GAAP effective income tax rate of 21%. Fourth quarter 2020 net income per diluted share estimates are based on approximately 40.7 million weighted average diluted shares outstanding for the quarter.

Full Year 2020 Guidance: Management expects revenues for the full year 2020 to be in the range of $362.4 million to $363.0 million, representing 13% growth over 2019. GAAP net income per diluted share is expected to be in the range of $2.04 to $2.06, which assumes an effective income tax rate of 15%. Non-GAAP net income per diluted share is expected to be in the range of $2.85 to $2.87, which assumes a non-GAAP effective income tax rate of 21%. Full year 2020 net income per diluted share estimates are based on approximately 40.9 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its third quarter 2020 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, November 4, 2020. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID #9784847. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Vinayak Rao

Vice President, Corporate Development and Investor Relations

(650) 801-6210

ir@qualys.com

About Qualys: One Cloud Platform – One Agent – One Global View

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions with over 15,700 active customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their IT, security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes, and substantial cost savings.

The native Qualys Cloud Platform and its integrated Cloud Apps deliver 360-degree visibility across on premises, endpoints, cloud, containers, and mobile environments. The platform delivers the visibility businesses need to assess critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance, and protection for IT systems and web applications. Founded in 1999 as one of the first SaaS security companies, Qualys has built a large, impressive customer base and established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, as well as preeminent managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The Company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our expectations regarding our Qualys Cloud Platform innovation and the capabilities of our platform; our expectations regarding the growth, benefits and market acceptance of our VMDR application and its ability to complement and promote additional sales of our other products; our expectations regarding the market opportunities for our Multi-Vector EDR solution and upcoming Data Lake / SIEM application; the benefits of our new and upcoming products, features, integrations, collaborations and joint solutions; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2020; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the fourth quarter and full year 2020. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; the impact of the ongoing COVID-19 pandemic and related public health measures on our business; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission on August 10, 2020.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, taxes, depreciation, amortization, stock-based compensation, and non-recurring expenses that do not reflect ongoing costs of operating the business) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment and principal payments under capital lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, and non-recurring expenses that do not reflect ongoing costs of operating the business. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the fourth quarter and full year 2020 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the fourth quarter and full year 2020. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective income tax rate on a non-GAAP basis, which could differ from the GAAP effective income tax rate. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2020 is a reasonable estimate under its global operating structure. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$93,069	$82,671	$268,162	$236,943
Cost of revenues (1)	20,619	17,108	58,005	52,354

Gross profit	72,450	65,563	210,157	184,589
Operating expenses:
Research and development (1)	17,864	16,899	53,905	50,431
Sales and marketing (1)	16,060	17,009	50,073	51,489
General and administrative (1)	12,223	9,106	33,937	29,961

Total operating expenses	46,147	43,014	137,915	131,881

Income from operations	26,303	22,549	72,242	52,708
Other income (expense), net:
Interest expense	(1)	(28)	(4)	(98)
Interest income	1,123	2,142	4,439	6,391
Other income (expense), net	209	(328)	268	(320)

Total other income, net	1,331	1,786	4,703	5,973

Income before income taxes	27,634	24,335	76,945	58,681
Provision for income taxes	4,891	5,161	9,189	10,009

Net income	$22,743	$19,174	$67,756	$48,672

Net income per share:
Basic	$0.58	$0.49	$1.73	$1.24

Diluted	$0.56	$0.47	$1.66	$1.17

Weighted average shares used in computing net income per share:
Basic	39,238	39,014	39,171	39,099

Diluted	40,764	41,162	40,907	41,447

(1) Includes stock-based compensation as follows:
Cost of revenues	$770	$577	$1,967	$1,674
Research and development	3,197	2,831	9,887	7,875
Sales and marketing	1,227	1,459	4,300	3,590
General and administrative	5,295	3,516	13,776	12,024

Total stock-based compensation	$10,489	$8,383	$29,930	$25,163

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$93,027	$87,559
Short-term marketable securities	225,734	211,331
Accounts receivable, net	64,291	78,034
Prepaid expenses and other current assets	22,480	18,692

Total current assets	405,532	395,616
Long-term marketable securities	133,260	119,508
Property and equipment, net	67,574	60,579
Operating leases - right of use asset	47,985	40,551
Deferred tax assets, net	13,581	18,830
Intangible assets, net	13,651	16,795
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	16,854	15,082

Total assets	$707,084	$675,608

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,223	$848
Accrued liabilities	24,772	22,784
Deferred revenues, current	200,283	192,172
Operating lease liabilities, current	11,777	7,663

Total current liabilities	239,055	223,467
Deferred revenues, noncurrent	19,157	20,935
Operating lease liabilities, noncurrent	48,392	44,015
Other noncurrent liabilities	181	388

Total liabilities	306,785	288,805
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	388,814	362,408
Accumulated other comprehensive income	1,075	1,162
Retained earnings	10,371	23,194

Total stockholders’ equity	400,299	386,803

Total liabilities and stockholders’ equity	$707,084	$675,608

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flow from operating activities:
Net income	$67,756	$48,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	23,975	23,486
Bad debt expense	392	156
Loss on disposal of property and equipment	9	196
Stock-based compensation	29,930	25,163
Amortization of premiums (accretion of discounts) on marketable securities	163	(1,402)
Deferred income taxes	5,061	7,296
Changes in operating assets and liabilities:
Accounts receivable	13,351	14,355
Prepaid expenses and other assets	(6,071)	(6,568)
Accounts payable	326	(1,336)
Accrued liabilities	72	1,518
Deferred revenues	6,333	15,413

Net cash provided by operating activities	141,297	126,949

Cash flow from investing activities:
Purchases of marketable securities	(290,534)	(259,286)
Sales and maturities of marketable securities	263,296	263,874
Purchases of property and equipment	(22,742)	(19,473)
Acquisition of businesses, net of cash acquired, and purchases of intangible assets	(1,500)	(1,850)
Purchase of privately-held investment	—	(625)

Net cash used in investing activities	(51,480)	(17,360)

Cash flow from financing activities:
Repurchase of common stock	(91,881)	(73,877)
Proceeds from exercise of stock options	23,962	11,014
Payments for taxes related to net share settlement of equity awards	(16,338)	(10,864)
Principal payments under finance lease obligations	(92)	(1,273)

Net cash used in financing activities	(84,349)	(75,000)

Net increase in cash, cash equivalents and restricted cash	5,468	34,589
Cash, cash equivalents and restricted cash at beginning of period	88,759	42,226

Cash, cash equivalents and restricted cash at end of period	$94,227	$76,815

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$22,743	$19,174	$67,756	$48,672
Depreciation and amortization of property and equipment	6,738	6,157	19,331	18,926
Amortization of intangible assets	1,604	1,520	4,644	4,560
Provision for income taxes	4,891	5,161	9,189	10,009
Stock-based compensation	10,489	8,383	29,930	25,163
Other income, net	(1,331)	(1,786)	(4,703)	(5,973)

Adjusted EBITDA	$45,134	$38,609	$126,147	$101,357

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP Cost of revenues	$20,619	$17,108	$58,005	$52,354
Less: Stock-based compensation	(770)	(577)	(1,967)	(1,674)
Less: Amortization of intangible assets	(1,579)	(1,495)	(4,569)	(4,485)

Non-GAAP Cost of revenues	$18,270	$15,036	$51,469	$46,195

GAAP Gross profit	$72,450	$65,563	$210,157	$184,589
Plus: Stock-based compensation	770	577	1,967	1,674
Plus: Amortization of intangible assets	1,579	1,495	4,569	4,485

Non-GAAP Gross Profit	$74,799	$67,635	$216,693	$190,748

GAAP Research and development	$17,864	$16,899	$53,905	$50,431
Less: Stock-based compensation	(3,197)	(2,831)	(9,887)	(7,875)
Less: Amortization of intangible assets	(25)	(25)	(75)	(75)

Non-GAAP Research and development	$14,642	$14,043	$43,943	$42,481

GAAP Sales and marketing	$16,060	$17,009	$50,073	$51,489
Less: Stock-based compensation	(1,227)	(1,459)	(4,300)	(3,590)

Non-GAAP Sales and marketing	$14,833	$15,550	$45,773	$47,899

GAAP General and administrative	$12,223	$9,106	$33,937	$29,961
Less: Stock-based compensation	(5,295)	(3,516)	(13,776)	(12,024)

Non-GAAP General and administrative	$6,928	$5,590	$20,161	$17,937

GAAP Operating expenses	$46,147	$43,014	$137,915	$131,881
Less: Stock-based compensation	(9,719)	(7,806)	(27,963)	(23,489)
Less: Amortization of intangible assets	(25)	(25)	(75)	(75)

Non-GAAP Operating expenses	$36,403	$35,183	$109,877	$108,317

GAAP Income from operations	$26,303	$22,549	$72,242	$52,708
Plus: Stock-based compensation	10,489	8,383	29,930	25,163
Plus: Amortization of intangible assets	1,604	1,520	4,644	4,560

Non-GAAP Income from operations	$38,396	$32,452	$106,816	$82,431

GAAP Net income	$22,743	$19,174	$67,756	$48,672
Plus: Stock-based compensation	10,489	8,383	29,930	25,163
Plus: Amortization of intangible assets	1,604	1,520	4,644	4,560
Less: Tax adjustment	(3,443)	(2,380)	(14,007)	(9,453)

Non-GAAP Net income	$31,393	$26,697	$88,323	$68,942

Non-GAAP Net income per share:
Basic	$0.80	$0.68	$2.25	$1.76

Diluted	$0.77	$0.65	$2.16	$1.66

Weighted average shares used in non-GAAP net income per share:
Basic	39,238	39,014	39,171	39,099

Diluted	40,764	41,162	40,907	41,447

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2020	2019
GAAP Cash flows provided by operating activities	$141,297	$126,949
Less:
Purchases of property and equipment	(22,742)	(19,473)
Principal payments under capital lease obligations	(92)	(1,273)

Non-GAAP Free cash flows	$118,463	$106,203

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended September 30,
	2020	2019
GAAP Revenue	$93,069	$82,671
Plus: Current deferred revenue at September 30	200,283	180,304
Less: Current deferred revenue at June 30	(199,732)	(176,609)

Non-GAAP Calculated current billings	$93,620	$86,366

Calculated current billings growth compared to same quarter of prior year	8%	15%